Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of United Heritage Bankshares of Florida, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Shirley L. Tyler, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: November 10, 2005	By:	/s/ Shirley L. Tyler
Shirley L. Tyler, Executive Vice
President and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.